Exhibit 16.1

MaloneBailey, LLP
Westchase District
10350 Richmond Avenue
Suite 300
Houston, TX  77042

August 6, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 6, 2010 for China Forestry, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Very truly yours,

/s/ MaloneBailey, LLP

MaloneBailey, LLP